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EXHIBIT 2



                             STOCK PLEDGE AGREEMENT

                           DATED AS OF APRIL 4, 1997

                                  BY AND AMONG

               ASIA BROADCASTING AND COMMUNICATIONS NETWORK, LTD.

                                      AND

                 CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK

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                         PLEDGE AND SECURITY AGREEMENT

                 PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of April 4, 1997, between ASIA BROADCASTING AND COMMUNICATIONS NETWORK, LTD., a Bermuda corporation (the "Pledgor"), and CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK (the "Secured Party").

                 WHEREAS, the Secured Party and the Pledgor have entered into a Loan Agreement, dated as of April 4, 1997 (together with the Promissory Note attached thereto, the "Loan Agreement"), pursuant to which the Secured Party will make the Loan (as defined in the Loan Agreement) to the Pledgor;

                 WHEREAS, the Secured Party and the Pledgor have agreed that the Pledgor shall secure certain of its obligations to the Secured Party under the Loan Agreement (the "Loan Obligations"), in accordance with the terms of this Agreement.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. Certain Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement shall have such defined meanings when used herein. As used in this Agreement, the following terms shall have the following meanings:

                 "Business Day" means a day on which commercial banks in The City of London, United Kingdom are open for business (including dealings in foreign exchange and foreign currency deposits).

                 "Code" means the U.S. Bankruptcy Code.

                 "Collateral" means (i) the Shares and (ii) any and all other property which is now or hereafter in the possession of the Secured Party (or an agent on behalf of the Secured Party), together with all additions and accessions thereto, and all collections, income, distributions, investments and claims in respect thereof, and all substitutions therefor, and all proceeds of any of the foregoing.

                 "Collateral Default" has the meaning specified in Section 3 below.

                 "Collateral Deficiency" has the meaning specified in Section 3 below.

                 "Collateral Excess" has the meaning specified in Section 3 below.

                 "Collateral Value" means (i) in the case of Collateral consisting of cash, the amount thereof, (ii) in the case of Collateral consisting of Shares, the Share Value (as defined below) and (iii) in the case of other Collateral, the market value thereof as determined by Secured Party in a commercially reasonable manner.

                 "DTC" means The Depository Trust Company, a registered clearing agency.

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                 "Distribution Default" has the meaning specified in Section 7 below.

                 "Event of Default" means (i) any event defined as an Event of Default under the Loan Agreement, (ii) a Collateral Default or (iii) a Distribution Default.

                 "First Refusal Agreement" means the First Refusal Agreement, dated as of April 4, 1997, between the Pledgor and the Secured Party.

                 "Guarantee" means the Guarantee, dated as of March 25, 1997, from the Guarantor (as defined below) to the Secured Party, as the same may be amended from time to time.

                 "Guarantor" means The M. Group Public Company Limited, a Thai company.

                 "Issuer" means Osicom Technologies, Inc., a New Jersey corporation.

                 "Loan Amount" means $3,000,000.

                 "1933 Act" means the Securities Act of 1933, as amended.

                 "1934 Act" means the Securities Exchange Act of 1934, as amended.

                 "NYUCC" means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

                 "Registration Rights Assignment Agreement" means the Registration Rights Assignment and Indemnification Agreement, dated as of April 4, 1997, among the Issuer, the Pledgor and the Secured Party.

                 "Rule 144" means Rule 144 promulgated under the 1933 Act.

                 "Rule 145" means Rule 145 promulgated under the 1933 Act.

                 "Secured Obligations" means the (i) the Loan Obligations, (ii) the obligations of the Pledgor under the First Refusal Agreement and (iii) the obligations of the Pledgor hereunder.

                 "SEC" means the Securities and Exchange Commission.

                 "Share Purchase Agreement" means the Share Purchase Agreement, dated as of March 20, 1997, between the Pledgor and the Issuer.

                 "Shares" means 674,419 shares of common stock of the Issuer pledged hereunder.

                 "Share Value" means the value of the Shares on the principal market therefor; provided, however, that in the event Secured Party reasonably determines that, due to the occurrence of an extraordinary event with respect to the Pledgor, such market value is not representative of the value of the Shares, the Secured Party may determine the value of the Shares


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in any commercially reasonable; provided, further, however, that the Secured
Party shall promptly provide the Pledgor notice of its intention to make such a valuation.

                 2. Pledge; Continuing Security Interest. (a) The Pledgor hereby grants to the Secured Party a continuing, first-priority perfected security interest in any and all Collateral, as security for the prompt and complete payment and performance when due (whether on the scheduled date for repayment of the Loan or otherwise under the Loan Agreement) of the Secured Obligations until fully paid and performed.

                 (b) This Agreement constitutes, among other things, a security agreement under Articles 8 and 9 of the NYUCC with respect to the Collateral.

                 3. Collateral. (a) On the date of the making of the Loan, the Pledgor shall pledge and transfer the Collateral to the Secured Party.

                 (b) (i) If at any time, the Collateral Value shall be less than 150% of the Loan Amount and accrued interest thereon (a "Collateral Deficiency"), the Secured Party may, by notice to the Pledgor, require the Pledgor (i) to transfer and pledge to the Secured Party additional Collateral reasonably satisfactory to the Secured Party or, at the option of the Pledgor, pay a portion of the Loan Amount, in either case in an amount sufficient to cure such Collateral Deficiency.

                          (ii) Unless such Collateral Deficiency is cured within five Business Days of notice to Pledgor, a "Collateral Default" shall exist hereunder.

                 (c) If at any time, the Collateral Value shall be greater than 150% of the Loan Amount and accrued interest thereon (a "Collateral Excess"), the Pledgor may, by notice to the Secured Party, require the Secured Party to return Collateral in an amount sufficient to eliminate such Collateral Excess.

                 (d) All transfers of funds (if any) hereunder shall be in United States dollars and in immediately available funds.

                 4. Taxes. Notwithstanding anything to the contrary elsewhere in this Agreement, the First Refusal Agreement or the Loan Agreement, all payments and all deliveries of Collateral pursuant to this Agreement shall be made and the value of any Collateral shall be calculated net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

                 5. Representations. The Pledgor represents, as of the date of the making of the Loan and as of the date of any pledge and transfer of the Collateral to the Secured Party, that:

                 (a) The Pledgor is the sole holder of record and owner of all Collateral, subject to no adverse claim (including any lien, encumbrance, option or claim of legal or beneficial ownership), except the lien and security interest in favor of the Secured Party.


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                 (b)      The Pledgor has full power, authority and legal right
         to pledge the Collateral hereunder.

                 (c) (i) This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid, binding and enforceable obligation of the Pledgor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                          (ii) The Share Purchase Agreement has been duly executed and delivered by each of the Issuer and the Pledgor and constitutes the legal, valid, binding and enforceable obligation of each of the Issuer and the Pledgor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                          (iii) The Registration Rights Assignment Agreement has been duly executed and delivered by each of the Issuer and the Pledgor and constitutes the legal, valid, binding and enforceable obligation of each of the Issuer and the Pledgor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                          (iv) The First Refusal Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid, binding and enforceable obligation of the Pledgor, subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights and to general principal of equity.

                          (v) The Guarantee has been duly executed and delivered by the Guarantor and constitutes the legal, valid, binding and enforceable obligation of the Guarantor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                 (d) No consent, approval, authorization or other order of, or filing with, any person or entity, governmental or otherwise, is required for (i) the execution and delivery of this Agreement by the Pledgor or the delivery by the Pledgor of the Collateral to the Secured Party as provided herein or (ii) except as may be required under applicable securities laws for a public sale of the Shares, the exercise by the Secured Party of the rights and remedies provided for in this Agreement.

                 (e) Upon (i) the delivery of the certificates representing the Shares, together with proper instruments of assignment duly executed in favor of the Secured Party or in blank or
         (ii) the making of an appropriate debit to an account maintained by or on behalf of the Pledgor at DTC and the making of an appropriate credit to an account maintained by or on behalf of the Secured Party at DTC, the Secured Party will have a valid and perfected security interest in the Collateral, subject to no prior lien or security interest.

                 (f) The Pledgor is not in possession of any material nonpublic information concerning the Issuer.



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                 (g)      The Share Purchase Agreement is in full force and
         effect.

                 (h) The Pledgor has heretofore furnished the Secured Party with true and complete copies of the Share Purchase Agreement and the Registration Rights Assignment Agreement, which are in full force and effect.

                 (i)      The Guarantee is in full force and effect.

                 (j) The First Refusal Agreement is in full force and effect.

                 (k) The Pledgor has heretofore furnished the Secured Party with true and complete copies of all filings (if any) made by the Pledgor with the SEC with respect to the Shares (including, without limitation, Schedules 13D and 13G and Forms 3, 4 and 5).

                 (l) There is not pending or, to its knowledge, threatened against the Pledgor, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator that could be reasonably expected to affect the legality, validity or enforceability against the Pledgor of this Agreement or the Pledgor's ability to perform its obligations under this Agreement.

                 6. Covenants of the Pledgor. The Pledgor covenants at all times that:

                 (a) The Pledgor will not, without the prior written consent of the Secured Party, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral.

                 (b) The Pledgor will not create, incur or permit to exist any pledge, lien, claim, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

                 (c) The Pledgor will defend the Collateral against the claims and demands of all parties, other than the Secured Party.

                 (d) The Pledgor will maintain the First Refusal Agreement, the Share Purchase Agreement and the Registration Rights Assignment Agreement in full force and effect, and will not hereafter consent to any amendment or other modification thereof.

                 (e) The Pledgor will use its best efforts to cause the Registration Statement on Form S-3 with respect to the Shares (the "Registration Statement") promptly to be filed with the SEC, and to cause such Registration Statement to become effective and thereafter to remain in effect.

                 7. Rights of the Pledgor. Unless an Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred and is continuing:


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                 (a)      The Pledgor shall be entitled to exercise any and all
         voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising such right if, in the judgment of the Secured Party, such action would have a material adverse effect on the value of the Shares; and provided, further, that the Pledgor shall give the Secured Party at least two Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                 (b) The Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of the Issuer or other extraordinary dividends) paid on the Collateral; provided, however, that until actually paid, all rights to such dividends shall remain subject to this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Collateral, whenever paid or made, shall, if paid or made to the Pledgor,be held in trust by the Pledgor, and shall be delivered as promptly as possible to the Secured Party and held by it subject to this Agreement.

                 (c) Unless the distributions referred to in Section 7(b) are delivered to the Secured Party within five Business Days, a "Distribution Default" shall exist hereunder.

                 (d)      Except as expressly provided to the contrary in
         Section 7(d) below, the Pledgor may not substitute Collateral, except with the consent of the Secured Party, which consent may be granted or withheld in the Secured Party's absolute discretion.

                 (e) Subject to the consent of the Secured Party, which consent shall not be unreasonably withheld, and subject further to
         Section 7(f) below, the Pledgor may require that the Shares, or part of the Shares, be sold, as long as the proceeds of such sale are immediately and directly wired to the Secured Party to be held as Collateral hereunder; provided, however, that if the proceeds of all sales thereof held by the Secured Party equal or exceed, in the aggregate the Loan Amount plus accrued interest,the remaining Shares (other than Shares subject to the Option Entitlement) shall be released from the security interest of the Bank and shall cease to be Collateral.

                 (f) Any sale described in Section 7(e) shall be conducted exclusively at the direction of the Secured Party the Pledgor hereby appointing the Secured Party as its agent and attorney-in-fact for this purpose; such appointment is coupled with an interest and is irrevocable.

                 8. Care of Collateral; Setoff. (a) (i) The Secured Party shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it (1) takes such action for that purpose as the Pledgor shall request in writing (but no omission to comply with any request of the Pledgor shall of itself be deemed a failure to exercise


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reasonable care) or (2)exercises at least the same degree of care as it would exercise with respect to its own property.

                          (ii)  Except as provided to the contrary in clause
          (i) above, the Secured Party shall not be required to take any steps to preserve any rights in the Collateral against third parties.

                 (b) Regardless of the adequacy of the Collateral, and any other security for the Secured Obligations, any deposits or other sums credited by or due the Pledgor from the Secured Party, or any affiliate, branch or office of the Secured Party, may at any time be applied to or set off against any of the Secured Obligations.

                 9. Remedies. (a) If an Event of Default has occurred and is continuing, the Secured Party shall be entitled forthwith, at its election, (i) to transfer and register in its or its nominee's name the whole or any part of the Collateral not previously so transferred or registered, (ii) to exercise all rights with respect to the Collateral, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto, (iv) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Secured Obligations in such order as the Secured Party shall determine and (v) otherwise to act with respect to the Collateral or the proceeds thereof as though the Secured Party were the outright owner thereof.

                 (b) Except for Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give the Pledgor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Pledgor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the NYUCC. Any sale shall be made at a public or private sale at the Secured Party's place of business, or at any public building in the City of London or the City of New York (or elsewhere in the Secured Party's absolute discretion) to be named in the notice of sale, either for cash or upon credit or for future delivery on such terms and at such price as the Secured Party may deem fair, and, to the extent permitted by applicable law, the Secured Party may be the purchaser of the whole or any part of the Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right or equity of redemption, which right or equity is hereby waived and released. The Secured Party reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate. Except as otherwise herein specifically provided for, demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Secured Party. The Secured Party may, without notice or publication, adjourn any such sale or cause the same to be adjourned by announcement at the proposed sale, and such sale may be made at any time or place to which the same may be so adjourned.



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                 (c)      The Secured Party shall apply the Collateral or the
         net proceeds of any such collection, exercise or sale, after deducting all reasonable costs and expenses incurred therein, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured Obligations in such order as the Secured Party shall determine in the exercise of its sole discretion. After applying the net proceeds as set forth in the preceding sentence, the Secured Party shall deliver the surplus, if any, of such net proceeds to the Pledgor or to whomsoever shall be entitled thereto.

                 (d) In addition to the rights and remedies granted to it in this Agreement or under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations (including, without limitation, the First Refusal Agreement, the Guarantee and the Loan Agreement), the Secured Party shall have all the rights and remedies of a secured party under the NYUCC. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled.

                 (e) If the Secured Party shall determine to exercise its right to sell or cause the sale of any and all of the Collateral pursuant to this Section 9, the Pledgor will do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws and regulations.

                 (f) Without limitation on Section 9(c), the Pledgor shall be liable to the Secured Party for all costs and expenses (including without limitation reasonable legal fees) incurred in connection with the enforcement of its rights and remedies hereunder, and such costs and expenses shall be Secured Obligations.

                 (g)      (i)     If the Secured Party wishes to sell all or
         any Shares pursuant to this Section 9, and determines, in its sole and absolute discretion, that it is necessary or advisable to effect a public registration of all or any of the Shares pursuant to the 1933 Act (or any similar statutes then in effect), and such registration (or other qualification as referred to below) is for any reason not in effect, then the Pledgor will, at its own expense:

                          (A) execute and deliver, and use its best efforts to cause the Issuer (and the Issuer's directors and officers) to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things as may, in the reasonable judgment of the Secured Party, be necessary or advisable to register the Shares under the 1933 Act and to cause the related registration statement to become effective and to remain effective for such period as may be required by law, and to make all amendments thereto and/or to the related prospectus that, in the reasonable judgment of the Secured Party, are necessary or advisable, all in conformity with the 1933 Act and the rules and regulations promulgated thereunder;

                          (B) use its best efforts to (1) qualify such Shares under, and cause the Issuer to comply with, the provisions of the securities or "Blue Sky" laws of any


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                 jurisdiction designated by the Secured Party and (2) cause the
                 Issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the 1933 Act; and

                          (C) otherwise take such action as the Secured Party shall request to enable the Secured Party to exercise the rights of the Pledgor under the Share Purchase Agreement.

                          (ii) Notwithstanding anything in Section 9(g)(i) to the contrary, the Secured Party may, in its sole and absolute discretion (subject only to applicable requirements of law and the other requirements of this Section 9), sell all or any of the Shares by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable and notwithstanding that a registration statement for all or any of such Shares could be or shall have been filed under the 1933 Act. Without limitation on the foregoing, the Secured Party may approach and negotiate with a single possible purchaser to effect such sale and/or require that any such sale (including one held by auction) be subject to restrictions as to
         (A) the financial sophistication and ability of any person permitted to bid or purchase at such sale, (B) the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof,(C) the representations to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about the Pledgor, the Issuer or the Secured Party, and such person's intentions as to the holding of the Shares so sold for investment, for its own account, and not with a view to the distribution thereof, and
         (D) such other matters as the Secured Party may deem necessary or advisable in order that such sale, notwithstanding any failure so to register, may be effected in compliance with the Uniform Commercial Code as in effect in any relevant jurisdiction and other laws affecting the enforcement of creditors' rights, the 1933 Act and all applicable state securities laws.

                 (h) The Pledgor will execute and deliver such documents and take such other action as the Secured Party may deem necessary or advisable in order that any sale under this Section 9 may be made in compliance with the law.

                 (i) The Pledgor acknowledges that: (i) any sale in accordance with this Section 9 shall be deemed to have been held in a commercially reasonable manner; (ii) notwithstanding the legal availability of a private sale or a sale subject to restrictions as described above, the Secured Party may, in its sole and absolute discretion, elect to seek registration of the Shares under the 1933 Act or any applicable state securities laws in accordance with this Section 9; (iii) the Secured Party shall incur no responsibility or liability for selling all or any of the Shares under this Section 9 at a price which the Secured Party may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if such sale were deferred until after registration as aforesaid; and (iv) any sale of all or any of the Shares which has not been registered as aforesaid may be for a price less than that which might have been obtained had the Shares been so registered.



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                 (j)      The Pledgor agrees to indemnify and hold harmless
         the Secured Party and each person who controls the Secured Party within the meaning of either the 1933 Act or the 1934 Act (or any similar statutes then in effect), against any and all losses, claims, damages or liabilities, joint or several, to which the Secured Party or such person may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement for the registration of any of the Shares as originally filed or in any amendment thereof, or in any preliminary prospectus or the prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party promptly for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                 10.      Performance by the Secured Party; Further Assurances.
(a) The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement(and such appointment as attorney-in-fact, being coupled with an interest, shall be irrevocable). The Pledgor agrees that if it fails to perform any agreement herein, the Secured Party may, in its sole discretion and at the Pledgor's expense, perform or cause the performance of such agreement.

                 (b) The Pledgor agrees that at any time and from time to time upon the written request of the Secured Party, it will, at its expense, do all such acts and file, record, make, execute and deliver all such notices, instruments, statements or other documents as the Secured Party may reasonably request to register the Collateral in the name of the Secured Party, or to perfect, preserve or otherwise protect the security interest of the Secured Party in the Collateral or any other interest therein, or to give effect to the rights, powers and remedies of the Secured Party hereunder, including but not limited to the execution and filing of financing statements and continuation statements on the proper forms as prescribed by applicable law.

                 11. Lazard Disclaimer.The Pledgor is hereby notified that and acknowledges that none of Lazard Freres et Cie, Lazard Freres & Co., LLC, Lazard Brothers & Co. Limited or any of their partners, officers, employees or any of their subsidiaries or associates have any responsibility of any kind for any of the debts, liabilities or other obligations of the Secured Party, or to ensure its solvency or to make any contribution to its assets as a result of its becoming insolvent, notwithstanding their interests in its shares, representation on its board and its rights to use the Lazard name.

                 12. Termination of Security Interest. Upon the termination of the Loan Agreement and the payment and performance in full of all Secured Obligations with respect



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thereto, the Collateral shall be released from the security interest of the
Secured Party provided for herein, and this Agreement shall terminate.

                 13. Waiver By The Pledgor. The Pledgor waives presentment, notice, protest, notice of acceptance of this Agreement, notice of any loans made, extensions granted, Collateral received or delivered, or any other action taken in reliance thereon, all demands and, except as expressly provided to the contrary in Section 9 above, all notices in connection with the delivery, acceptance, performance, default, or enforcement of any note or other evidence of indebtedness for which any of the Collateral is pledged and all other demands and notices of any description, and assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any party or person primarily or secondarily liable.

                 14. No Waiver of Rights;Remedies Cumulative. No failure or delay in exercising any right, power or privilege in respect of this Agreement will be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

                 15. Transfer; Amendments; Applicable Law. (a) Neither this Agreement, nor any interest or obligation in or under this Agreement, may be transferred by the Pledgor without the prior written consent of the Secured Party and any purported transfer without such consent will be void for all purposes. The Secured Party may transfer this Agreement, or any interest herein,to Caisse Nationale de Credit Agricole or any affiliate thereof.

                 (b) This Agreement and all obligations of each party hereunder shall be binding upon the permitted successors and assigns of such party, and shall, together with the rights and remedies of the other party hereunder, inure to the benefit of such other party and its respective permitted successors and assigns.

                 (c) No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes.

                 (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW RULES).

                 16. Notices. Any notice or other communication in respect of this Agreement may be given in any manner permitted for notices or other communications under the Loan Agreement and will be deemed effective as provided in the Loan Agreement.

                 17. Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original document.

                 18. Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or betaken into consideration in interpreting this Agreement.

                 19. Agents. The Secured Party may execute any of its duties hereunder by or through agents or employees. The Secured Party may consult with legal counsel and any action taken or suffered in good faith in accordance with the advice of such counsel shall be full justification and protection to it.

                 20. No Liability. Neither the Secured Party nor any of its officers,directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for their own gross negligence or willful misconduct, and the Secured Party shall not be liable for any error of judgment made by it in good faith.

                 21. Jurisdiction. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or Federal court of competent jurisdiction in the City of New York. By execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby, subject to the right of appeal, in connection with this Agreement. The Pledgor irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is bought in accordance with this Section 21.

                 22. JURY WAIVER. THE SECURED PARTY AND THE PLEDGOR AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A)SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, THE COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE SECURED PARTY NOR THE PLEDGOR HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE SECURED PARTY AND THE PLEDGOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PLEDGOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS

REVIEWED THIS WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT, THE FIRST REFUSAL AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be executed and delivered as of the date first above written.

                                       CREDIT AGRICOLE LAZARD FINANCIAL
                                           PRODUCTS BANK


                                       By:    /s/ Phillipe Magistretti
                                           -----------------------------------
                                           Name:
                                           Title:


                                       ASIA BROADCASTING AND
                                           COMMUNICATIONS, LTD.


                                       By:    /s/ Christopher Vizas
                                           -----------------------------------
                                           Name:   Christopher Vizas
                                           Title:  Chief Executive Officer


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